As filed with the Securities and Exchange Commission on July 27, 2015

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933
___________________

CATHAY GENERAL BANCORP

(Exact name of registrant as specified in its charter)

___________________

Delaware	95-4274680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

777 North Broadway Los Angeles, California	90012
(Address of Principal Executive Offices)	(Zip Code)

CATHAY GENERAL BANCORP

2005 INCENTIVE PLAN

(As Amended and Restated)

(Full title of the plan)

___________________

Lisa L. Kim

SVP, General Counsel and Secretary

777 North Broadway

Los Angeles, California 90012

(213) 625-4700

(Name, address, and telephone number, including area code, of agent for service)

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01	500,000 shares	$33.09	$16,545,000	$1,922.53
(1) Pursuant to the provisions of Rule 416(a) of Regulation C under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of Regulation C under the Securities Act. The average of the high and low per share price for the common stock of Registrant on July 20, 2015, as reported on the NASDAQ Global Select Market, was $33.09.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed to register the offer and sale of additional shares of common stock, par value $0.01 per share, of Cathay General Bancorp (“Registrant”) under the Cathay General Bancorp 2005 Incentive Plan (As Amended and Restated). Pursuant to General Instruction E to Form S-8, this registration statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by Registrant with the Securities and Exchange Commission (the “Commission”) on August 22, 2005, with respect to the Cathay General Bancorp 2005 Incentive Plan (Registration No. 333-127762), except as otherwise updated or modified by this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this registration statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The following documents filed by Registrant with the Commission are also incorporated herein by reference in this registration statement:

(a)	Registrant's Annual Report on Form 10-K, for the fiscal year ended December 31, 2014;

(b)

All other reports filed by Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c)

The description of Registrant’s common stock, par value $0.01 per share, contained in Registrant's amendment to registration statement on Form 8-A/A filed with the Commission on September 16, 1999 (Commission File No. 000-18630).

Item 5. Interests of Named Experts and Counsel.

The legality of the securities offered hereby has been passed upon by Lisa L. Kim, who is Senior Vice President, General Counsel and Secretary of Registrant.

Item 6. Indemnification of Directors and Officers.

Registrant’s amended and restated bylaws provide for indemnification of its officers, directors, employees as permitted by Delaware law. Registrant’s amended and restated certificate of incorporation contains a provision, consistent with Delaware law, reducing or eliminating director liability in certain circumstances. Registrant has also entered into indemnification agreements with each director and such officers of the Registrant and its subsidiaries as have been designated by the Board of Directors.

Section 145 of the Delaware General Corporation Law provides that corporations may indemnify an individual made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, because the individual is or was a director, officer, employee or agent of the corporation, against liability incurred in the proceeding if the person acted in good faith and reasonably believed his conduct was in the corporation’s best interest or was not opposed to the corporation’s best interest.

Section 145(c) further provides that a corporation shall indemnify an individual who was fully successful on the merits or otherwise in any proceeding to which the director or officer was a party because the individual was or is a director or officer of the corporation, for reasonable expenses incurred by the director or officer in connection with the proceeding. Section 145(g) provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by the person in that capacity, or arising out of such person's status as a director, officer, employee or agent. Registrant currently maintains policies of directors’ and officers’ liability insurance.

Item 8. Exhibits.

Exhibit	Description

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009) (Commission File No. 0-18630)

4.2

Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009) (Commission File No. 0-18630)

4.3

Amended and Restated Bylaws, effective February 20, 2014 (incorporated by reference to Exhibit 3.2 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013) (Commission File No. 0-18630)

5.1*	Opinion of Lisa L. Kim

23.1*	Consent of Lisa L. Kim (included in Exhibit 5.1)

23.2*	Consent of KPMG LLP

24.1*	Power of Attorney (included in signature page of the registration statement)

99.1	Cathay General Bancorp 2005 Incentive Plan (As Amended and Restated) (incorporated by reference to Appendix A to Registrant’s Proxy Statement dated April 16, 2015)

________________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 27th day of July, 2015.

CATHAY GENERAL BANCORP

By:	/s/ Dunson K. Cheng
Dunson K. Cheng
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dunson K. Cheng and Heng W. Chen, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dunson K. Cheng Dunson K. Cheng	President, Chairman of the Board, Director, and Chief Executive Officer (principal executive officer)	July 27, 2015

/s/ Heng W. Chen Heng W. Chen	Executive Vice President and Chief Financial Officer/Treasurer (principal financial officer and principal accounting officer)	July 27, 2015

/s/ Peter Wu	Director	July 27, 2015
Peter Wu

/s/ Anthony M. Tang	Director	July 27, 2015
Anthony M. Tang

/s/ Kelly L. Chan	Director	July 27, 2015
Kelly L. Chan

/s/ Michael M.Y. Chang	Director	July 27, 2015
Michael M.Y. Chang

/s/ Thomas C.T. Chiu	Director	July 27, 2015
Thomas C.T. Chiu

/s/ Nelson Chung	Director	July 27, 2015
Nelson Chung

/s/ Felix S. Fernandez	Director	July 27, 2015
Felix S. Fernandez

/s/ Jane Jelenko	Director	July 27, 2015
Jane Jelenko

/s/ Patrick S.D. Lee	Director	July 27, 2015
Patrick S.D. Lee

/s/ Ting Liu	Director	July 27, 2015
Ting Liu

/s/ Joseph C.H. Poon	Director	July 27, 2015
Joseph C.H. Poon

INDEX OF EXHIBITS

Exhibit	Description

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009) (Commission File No. 0-18360)

4.2

Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009) (Commission File No. 0-18360)

4.3

Amended and Restated Bylaws, effective February 20, 2014 (incorporated by reference to Exhibit 3.2 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013) (Commission File No. 0-18630)

5.1*	Opinion of Lisa L. Kim

23.1*	Consent of Lisa L. Kim (included in Exhibit 5.1)

23.2*	Consent of KPMG LLP

24.1*	Power of Attorney (included in signature page of the registration statement)

99.1	Cathay General Bancorp 2005 Incentive Plan (As Amended and Restated) (incorporated by reference to Appendix A to Registrant’s Proxy Statement dated April 16, 2015)

________________________
* Filed herewith.